UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Glendale Drive, Suite A,
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 906-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 30, 2024, Dakota Gold Corp. (the "Company") announced the appointment of Dr. Robert Quartermain as President and Chief Executive Officer ("Interim CEO"), effective immediately.  Dr. Quartermain has served as Co-Chairman of the Company's Board of Directors (the "Board") since its formation in March 2022.  Dr. Quartermain succeeds Jonathan Awde, who resigned as President, Chief Executive Officer and a director, effective October 30, 2024.

Dr. Quartermain, age 69, most recently served as Executive Chairman of Pretium Resources Inc., which he founded in October 2010.  Prior to Pretium, he was President and Chief Executive Officer of Silver Standard Resources Inc. (now SSR Mining Inc.) for 25 years from 1985-2010.

In connection with this leadership transition, the Board also appointed Dr. Stephen O'Rourke as Managing Director in support of the CEO.  In addition, Amy Koenig has been appointed independent Lead Director. At an appropriate time, the Company will commence a search for a successor Chief Executive Officer.

Dr. Quartermain will provide consulting services to the Company, serving as CEO, without any cash compensation. Dr. O'Rourke will provide consulting services to the Company as General Manager and will receive annual cash compensation of $236,000. Both Dr. Quartermain and Dr. O'Rourke will be eligible for equity awards. The compensation for their consulting services will be in lieu of any compensation for their service as directors.

The Compensation Committee also approved a separation agreement, entered into between the Company and Mr. Awde, providing for a smooth transition of Mr. Awde's responsibilities.  Under the agreement, Mr. Awde will provide assistance in the transition of his responsibilities and will be entitled to (i) cash payments of up to US$620,000, payable 50% upon signing the agreement, 25% three months thereafter, subject to the Company achieving a certain capital raising threshold, and 25% upon the Company's publication of the Richmond Hill Initial Assessment with Cash Flow (IACF) report, (ii) a cash payment of US$465,000 in the event of a change in control of the Company within 24 months; and (iii) continued vesting of his outstanding equity awards, in all cases so long as Mr. Awde remains in compliance with the covenants in the agreement, which include non-solicitation, confidentiality and other matters.  Mr. Awde also agreed (i) to retain all Company securities he beneficially owns at least until publication of the IACF report for Richmond Hill, (ii) not to take certain actions as a stockholder of the Company for at least one year and (iii) to forfeit his vested stock options to acquire 387,500 shares of the Company's common stock.  Mr. Awde also agreed, following an investigation by the Board, to amend certain Form 4s he previously filed with the Securities and Exchange Commission that do not affect the Company's financial statements or internal controls.  The foregoing description of the separation agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing the leadership transitions described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between the Company and Jonathan Awde, dated as of October 30, 2024.
99.1	Press Release, dated as of October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

Date: October 30, 2024